UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 7, 2013 (January 2, 2013)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 2, 2013, Transcept Pharmaceuticals, Inc. (the “Company”) implemented a reduction of 38% of the Company’s workforce. The reduction plan carries out a realignment of the Company’s workforce and operations after the Company received top-line results from its Phase 2 clinical trial evaluating TO-2061 in patients with obsessive compulsive disorder who had not adequately responded to treatment with approved first-line therapies. The top-line data from the trial showed that TO-2061 did not meet the primary efficacy endpoint to demonstrate an improvement in OCD symptoms versus placebo. The Company expects to substantially complete the reduction plan during the first quarter of 2013. In connection with the workforce reduction, the Board of Directors of the Company approved the acceleration of vesting of options held by employees subject to the workforce reduction by one year from each employee’s effective termination date. In addition, affected employees have been offered the right to exercise their vested options for a period of one year after their effective termination date.

The Company expects to record restructuring charges in connection with the workforce reduction plan with respect to severance payments, benefits continuation as well as stock compensation charges associated with the modification of certain stock options (“stock option charges”). Severance and benefit continuation charges are estimated to be approximately $0.4 million and are expected to be recorded in the first quarter of 2013. The Company currently cannot determine estimated stock option charges, but expects to file an amendment to this Current Report on Form 8-K within four business days of making such determination. The Company expects the organizational change will reduce current annualized payroll and benefit expenses by approximately $0.9 million.

Forward-Looking Statements Disclaimer

The disclosure contained in this Item 2.05 contains forward-looking statements concerning the expected charges and costs associated with the reduction in workforce as well as expected plans of the Company with respect to the development of TO-2061. These forward-looking statements involve risks and uncertainties. Facts that could cause actual results to differ materially from the statements included in this Item 2.05 disclosure include difficulties encountered in implementing the planned workforce reductions such as litigation or other claims arising out of the reduction. Further information on potential factors that could affect the Company’s future financial results are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: January 4, 2013

	By:	/s/ Thomas P. Soloway
		Name:	Thomas P. Soloway
		Title:	Executive Vice President, Chief Operating Officer